10Q Q3 2006 Exhibit 32

Exhibit 32

SECTION 1350 CERTIFICATION

In reference to this quarterly report on Form 10-Q of Stericycle, Inc. we, Mark C. Miller, President and Chief Executive Officer of the registrant, and Frank J.M. ten Brink, an Executive Vice President and the Chief Financial Officer of the registrant, certify as follows, pursuant to 18 U.S.C. 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002):

(a) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(b) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: November 8, 2006.

/s/ Mark C. Miller

Mark C. Miller

President and Chief Executive Officer

Stericycle, Inc.

/s/ Frank J.M. ten Brink

Frank J.M. ten Brink

Executive Vice President

and Chief Financial Officer

Stericycle, Inc.